EXHIBIT 99.1


                    [LETTERHEAD OF GLAUCON CAPITAL PARTNERS]


January 3, 2005

Mr. Douglas Cole
Chief Executive Officer
Trinity Learning Corporation
1831 Second Street
Berkeley, CA 94710

Dear Doug,

This letter agreement (hereafter, the "Agreement") will confirm our mutual understanding that Glaucon Capital Partners, L.L.C., on behalf of its principals and registered NASD representatives (collectively "GCP"), has been engaged to act as financial advisor and exclusive placement agent to Trinity Learning Corporation (collectively with its subsidiaries or an entity established to effect the transactions contemplated herein, the "Company") to assist it in arranging one or more private debt or equity financings (collectively or individually, the "Transaction").

The Transaction, totalling approximately $50 million may include the private placement (the "Placement") by the Company of one or more of the following: subordinated debt, preferred equity or common equity (collectively, any of the subordinated debt and common or preferred equity securities issued pursuant to the Placement shall be hereafter referred to as the "Securities"). The Securities will be offered to "accredited investors" as such term is defined in pursuant to Regulation D under the Securities Act of 1933, as amended (the "1933 Act"). The proceeds from the Transaction will be used by the Company to (i) refinance certain existing indebtedness of the Company; (ii) finance acquisitions by the Company; and (iii) pay the expenses incurred in connection with the Transaction.

In connection with the Transaction, the Company represents and agrees that neither it, nor any affiliate or advisor of the Company will, directly or indirectly, offer the Securities or any substantially similar debt or equity instrument or any bank financing contemplated in the Transaction to, or solicit any financing offers from, any person or persons otherwise than through GCP in its role as financial advisor and exclusive placement agent to the Company during the term of this Agreement. Any issuance by the Company of any debt or equity security, other than those Securities placed by GCP in connection with this Agreement, during the term of this Agreement shall entitle GCP to the compensation presented in paragraph 3 contained herein. In order to coordinate our efforts in respect of the Transaction, the Company will promptly inform GCP of any inquiries received from a third party in respect of the Transaction and will not initiate any discussions in respect of the Transaction with a third party without first consulting with GCP.

Under the terms of this Agreement, the Company hereby also agrees to the following:

1.   Financial Advisory and Placement Agent Services
     In its capacity as financial advisor and placement agent to the Company pursuant to this Agreement, GCP will perform the following financial advisory and investment banking services as it may deem necessary and appropriate in connection with the Transaction.


              21 Carlton Drive o Mt. Kisco, NY 10549 o 914-666-4789
           14111 Freeway Drive, Suite 300 o Santa Fe Springs, CA 90670
                   562-407-9348 (main) o 714-228-1106 (office)

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     a.   assist the Company with regard to (i) the structuring of the
          Transaction to be offered to prospective purchasers by the Company and
          (ii) the drafting, preparation and distribution of an offering memorandum (the "Memorandum") and other related documentation (together with the Memorandum, the "Offering Materials") describing the Company, and the proposed terms of the Transaction;

     b. assist the Company in identifying and contacting prospective financing sources pursuant to the Transaction;

     c. advise the Company as to the strategy and tactics of negotiations with prospective financing sources to the Transaction and participate in such negotiations; and

     d. render such other financial advisory and investment banking services to the Company and the Company as may from time to time be agreed upon by GCP and the Company.

     It is expressly understood and acknowledged both that GCP's engagement does not constitute any commitment, express or implied, on the part of GCP to purchase or place the Transaction or to provide any other type of financing and therefore that the Transaction will be executed by GCP on a "best efforts" basis. It is further understood that GCP's services hereunder shall be subject to, among other things, satisfactory completion of due diligence by GCP, prevailing market conditions at the time of the Transaction, the absence of adverse changes to the business or financial condition of the Company or Jones, or the terms of the Acquisition, and any other conditions that GCP may deem appropriate for transactions of such nature.

2.   Term
     GCP's engagement shall terminate on the earlier of (i) the Closing Date or
     (ii) that date which is six months from the date of this Agreement, unless extended in writing by each of GCP and the Company. Additionally, either GCP or the Company may terminate this Agreement, starting 60 days after the date of the Agreement, upon the giving of 15 business days' prior written notice. A "Residual Period" shall extend for 12 months from the date of termination or expiration of this Agreement.

3.   Fees
     Upon the closing of the Transaction (the "Closing Date"), the Company, on behalf of the Company, agrees to pay GCP as compensation for its services under this Agreement the following fees:

     (i) An initial retainer payment of $20,000.00 (the "Initial Retainer") due upon the execution of this Agreement, and a monthly retainer of $10,000.00 (the "Monthly Retainer") due each month with such Monthly Retainer payments commencing 60 days from the date of the execution of this Agreement with which each subsequent Monthly Retainer payment due each 30 calendar days thereafter from the date of the first Monthly Retainer payment. The sum of the amounts paid to GCP representing the Initial Retainer and the Monthly Retainer payments shall be credited, on a one-time basis only, against the Transaction Fee due to GCP pursuant to this Agreement. The Initial and all Monthly Retainer payments shall be non refundable.

     (ii) A Transaction fee (the "Transaction Fee") comprised of both cash and warrants and shall be paid to GCP as follows:


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          (a)  For all Securities issued at Closing or within 12 months from the
               Closing, and, those Securities issued within the 24 months from Closing pursuant to a commitment made by the purchasers of the Securities (together with related entities, the "Investors" at Closing, the Transaction Fee shall be equal to:

               (aa) cash equal to the greater of (1) $400,000.00 and (2) the product of four percent (i.e., 4.0%) times the total dollar amount of Securities issued, and

               (bb) warrants (the "GCP Warrants") to purchase that number of shares of common stock of the Company (the "Common Stock") equal to 1.0% of the total number of shares issued by the Company or committed to be issued through the issuance of warrants, options or convertible securities to the purchasers of the Securities.

          (b) For all similar Securities issued 13 to 24 months from the Closing (the "Year Two Securities") which are not issued pursuant to the Investors' commitment at Closing as discussed in clause 3(ii)(a) above, the Transaction Fee shall be equal to:

               (aa) cash equal to the product of two and one half percent (i.e.,
                    2.5%) times the total dollar amount of the Year Two Securities issued, and

               (bb) GCP Warrants to purchase that number of shares of Common
                    Stock equal to one half percent (i.e., 0.5%) of the total number of shares issued by the Company or committed to be issued through the issuance of warrants, options or convertible securities to the purchasers of the Year Two Securities.

          The GCP Warrants shall be exercisable at any time during a 10-year period following their issuance at an exercise price equal to one cent (i.e., $.01) and shall have customary anti-dilution rights (for stock splits, recapitalizations, etc.) and piggyback registration rights. The GCP Warrants shall be assignable or otherwise transferable to the registered representatives and owners of GCP at any time upon the issuance of the GCP Warrants.

    (iii) The Company shall pay to GCP the Transaction Fee pursuant to clause
          (ii) above, if a financing similar to that described in this Agreement and/or Offering Materials is arranged by the Company during the Residual Period with financing sources identified by GCP during the term of this Agreement for which GCP was not remunerated pursuant to clause (ii) above.

4.   Out-of-Pocket Expenses
     In addition to the Transaction Fee, the Company will pay all reasonable legal and other related expenses incurred in connection with the issuance or arranging of the Transaction, including the fees and expenses of the special counsel(s) representing the providers of the financing. Upon request from GCP, the Company shall pay all reasonable and documented out-of-pocket expenses of GCP, whether or not the Transaction is consummated.

5.   Information
     The Company acknowledges that GCP will be using information provided by others, including, without limitation, information provided by or on behalf of the Company, and that GCP does not assume responsibility for, and may therefore rely without independent verification on, the accuracy and completeness of such information. The Company hereby authorized GCP to transmit the Offering Materials, together with any and all other data, material and other information reasonably requested by


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     GCP for the purpose of performing the services contemplated hereunder, to any prospective financing sources.

     The Company hereby warrants that the information contained in the Offering Materials, and any other information relating to any of the Company, a company to be acquired or a pending acquisition transaction, or the Transaction, will not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements contained therein, in the light of circumstances under which they were made, not misleading. The Company agrees to provide, or cause to be provided, GCP with (i) prompt notice of any material development affecting any of the Company, any acquisitions it is pursuing at the time of the Transaction, or the Transaction, or the occurrence of any event or other change known to the Company that could result in the Offering Materials or additional information referred to herein containing an untrue statement of a material fact or omitting to state any material fact necessary to make the statements contained therein, in the light of the circumstances under which they were made, not misleading, (ii) copies of any financial reports as soon as reasonably practicable, and (iii) such other information concerning the business and financial condition of the Company as GCP may, from time to time, reasonably request.

6.   Compliance with Law
     Neither the Company nor GCP has taken, or will take, any action, directly or indirectly that may cause this Placement of Securities to fail to be entitled to exemption from registration under the U.S. federal securities laws (including the "integration" rules pursuant to Regulation D under the 1933 Act), or applicable state securities or "blue sky" laws. The Company shall be responsible for any costs and expenses associated with filings, application or registrations with any governmental or regulatory body, including, without limitation, those associated with any sales pursuant to Regulation D under the 1933 Act or "blue sky" laws.

7.   Confidentiality
     All confidential information ("Confidential Information") that GCP receives or develops concerning the Company, the Acquisition or the Transaction shall be held in confidence by GCP and shall be disclosed to third parties, including prospective financing sources, only as contemplated by this Agreement. Notwithstanding the preceding, however, GCP may disclose the Confidential Information (i) to any of GCP's directors, officers, partners, employees, registered representative or advisors (legal or accounting; collectively, all of the preceding shall be referred to as the "GCP Representatives"), (ii) pursuant to or in connection with any action, suit, or proceeding by, or any statute, rule, regulation or order of, any "Official Body," (iii) to GCP's or such Official Body's auditors, to the extent required in the course of their audit(s) and to its counsel, and
     (iv) as otherwise required by law. The term Confidential Information includes written or verbal information provided by the Company, but does not include information which (i) was or becomes generally available to the public other than by disclosure by the Company, or (ii) was or becomes available to either GCP or GCP's Representatives on a non-confidential basis from a source other than the Company.

8.   Disclosure
     The Company agrees that any information or advice rendered by GCP in connection with this Agreement is solely for the confidential use of the Company and, except as otherwise required by applicable law, regulation or legal process, the Company will not and will not permit any third party to disclose, reproduce, disseminate, quote or otherwise refer to such advice or information in any manner without GCP's prior written consent, which consent shall not be unreasonably withheld.


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9.   Indemnification
     In connection with the preparation of the Offering Materials and conversations or correspondence conducted by GCP with prospective financing sources, officers and employees of the Company will be furnishing GCP and GCP Representatives with information, including Confidential Information, about the Company (the "Information") which may be used by prospective buyers when deciding whether or not to participate in the Sale. The Company agrees to indemnify GCP and the GCP Representatives against any losses, claims, damages or liabilities, together with related reasonable legal expenses, to which GCP or the GCP Representatives may become subject insofar as they arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Information or arise out of or are based upon any omission or alleged omission to state therein any material fact necessary to make the statements therein not misleading.

     Furthermore, the Company and its successors, and assigns agree that it and they will indemnify and hold harmless GCP and the GCP Representatives against all losses, claims, liabilities and expenses (including, without limitation, all expenses of litigation and all reasonable attorney fees) caused by or arising out of GCP's performance of services pursuant to this Agreement) and reimburse GCP and the GCP Representatives, as applicable, for such losses, claims, liabilities and expenses as incurred, except that the Company will not be liable to the extent that any loss or claim is found in a final judgment by a court of competent jurisdiction (not subject to further appeal) to have resulted solely from GCP's gross negligence or willful misconduct in performing such services.

     If the indemnification and reimbursement provisions set forth above are unavailable or insufficient to hold GCP harmless, then the Company shall nonetheless contribute to any such amounts paid or payable to GCP in a proportion that appropriately reflects the relative benefits received by the Company, on the one hand, and GCP, on the other hand, in connection with the matters to which such expenses or other amounts relate. If the foregoing allocation according to relative benefits is not permitted by applicable law, then amounts shall be contributed by the Company to GCP in such proportion as appropriately reflects not only the relative benefits referred to above but also reflects the relative fault of the Company, on the one hand, and GCP on the other hand, as well as any other relevant equitable considerations. In no event shall the aggregate amount of liability of GCP hereunder be in excess of the Transaction Fees actually received by GCP in connection with this Agreement.

10.  Publicity
     The Company acknowledges that upon completion of the Transaction, GCP may, at its own expense, place an announcement in such newspapers and periodicals as it may choose, stating that GCP has acted as financial advisor and exclusive placement agent to the Company in connection with the Transaction.

11.  Amendments and Successors
     This Agreement may not be waived, amended, modified or assigned, in any way, in whole or in part, including by operation of law, without the prior written consent of each of the Company and GCP. The provisions of this Agreement shall inure to the benefit of and be binding upon the successors and assigns of the Company and GCP.

12.  Entire Agreement
     This Agreement constitutes the entire agreement between GCP and the Company, and supersedes any prior agreements and understandings, with respect to the subject matter of this Agreement.


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13.  No Brokers
     The Company acknowledges and agrees that he has not retained brokers, agents, representatives or other parties that have an interest in compensation paid or payable to GCP hereunder.

14.  Termination & Expiration
     Upon termination or expiration, this Agreement shall have no further force or effect, except that the provisions concerning the obligations of the Company to GCP and certain related persons provided in Paragraph 6 (Compliance with Law) and Paragraph 9 (Indemnification) of this Agreement, the Company's obligations to pay GCP fees and expenses as described in this Agreement, governing law, and successors and assigns shall survive any such termination or expiration of this Agreement.

15.  Governing Law
     This letter and any claim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement, directly or indirectly (including any claim concerning advice provided pursuant to this Agreement), shall be governed by and construed in accordance with the laws of the State of New York.

Doug, GCP is pleased to accept this engagement and looks forward to working with you in the completion of the Transaction. Please confirm that the foregoing is in accordance with your understanding by signing below and returning to us the enclosed duplicate of this letter, which shall thereupon constitute a binding Agreement.

Sincerely,

/s/ Dawn D. Haye

Dawn D. Haye
Glaucon Capital Partners, L.L.C.


Agreed to by:
-------------

/s/ Douglas Cole
----------------------------
Mr. Douglas Cole
Chief Executive Officer
Trinity Learning Corporation


Date: 1-6-05



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